Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Transaction summary

On February 20, 2025, Houston American Energy Copr. (“HUSA”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Abundia Financials, LLC (“Abundia”) and Bower Family Holdings, LLC (“BFH”, and together with Abundia, the “AGIG Unitholders”). The AGIG Unitholders were the record and beneficial owners of all the issued and outstanding units of Abundi Global Impact Group, LLC (“AGIG”). The Share Exchange Agreement provided that HUSA would acquire all of the outstanding units of AGIG in exchange for issuing a number of shares of common stock of HUSA, par value $0.0001 per share, equal to 94% of all the issued and outstanding Common Stock of HUSA at the time of the closing of the Share Exchange Agreement, after taking into account issuance to the AGIG Unitholders. Following the Share Exchange, AGIG became a wholly-owned subsidiary of HUSA and referred to herein as the “Combined Company”.

On July 1, 2025, as contemplated by the Share Exchange Agreement, HUSA acquired all of the outstanding units of AGIG from the AGIG Unitholders in exchange for issuing to the AGIG Unitholders an aggregate of 31,778,032 shares of Common Stock, which was equal to 94% of the sum of (a) the aggregate issued and outstanding Common Stock at the time of the Closing, plus (b) all Common Stock approved for issuance by the Company under a future equity incentive plan at the time of the Closing contingent upon the approval by the stockholders of the Company of such future equity incentive plan.

The Share Exchange will be accounted for as a reverse acquisition in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) within Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), whereby AGIG, the legal acquiree, is considered the accounting acquirer and HUSA, the legal acquirer, is treated as the acquired company for financial reporting purposes. AGIG was considered the accounting acquirer as its controlling shareholder, Abundia Financial, will hold approximately 84.9% of the issued and outstanding common stock and will control the Combined Company following the Share Exchange.

As HUSA is the acquired company, the purchase price for HUSA is estimated, as described in Note 5 of this “unaudited pro forma combined consolidated financial information”, and HUSA’s net assets acquired and liabilities assumed in connection with the Share Exchange are recorded at their estimated acquisition date fair values. Any excess of the fair value of HUSA’s identified net assets acquired over the estimated purchase price will be recognized as goodwill. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and are prepared to illustrate the estimated effect of the Share Exchange. The Combined Company will finalize the accounting for the Share Exchange as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the closing date of the Share Exchange. The purchase price allocation will remain preliminary until management determines the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined consolidated financial statements.

On July 10, 2025, HUSA entered into an ELOC purchase agreement (the “ELOC Purchase Agreement”), with Tumim Stone Capital LLC (“Tumim”), providing for a committed equity financing facility, pursuant to which, Tumin has committed to purchase, at HUSA’s direction in its sole discretion, up to an aggregate of $100,000,000 of the shares of Common Stock, subject to certain limitations, during the term of the ELOC (the “Purchase Shares”). Concurrently with the execution of the ELOC, HUSA and Tumim also entered into a Registration Rights Agreement, pursuant to which HUSA agreed to file with the SEC one or more registration statements, to register under the Securities Act of 1933, the offer and resale by Tumim of all of the Purchase Shares that may be issued and sold by the Company to Tumim under the ELOC.

For the purposes of the unaudited pro forma combined consolidated financial information, the ELOC is described in Note 6 to the “unaudited pro forma combined consolidated financial information”.

On July 10, 2025, HUSA entered into a securities purchase agreement with an institutional investor (the “Investor”), pursuant to which the Company sold, and the Investor purchased, a senior secured convertible note issued by the Company (the “Convertible Note”) in the original principal amount of $5,434,783, which is convertible into shares of the Company’s Common Stock. The Convertible Note closed on July 10, 2025. The gross proceeds to the Company from the Convertible Note, prior to the payment of legal fees and transaction expenses, was $5,000,000.

On November 21, 2024, HUSA entered into a definitive agreement for the acquisition of 25-acre site located within Cedar Port Industrial Park in the Baytown area of Houston, Texas (the “Land Acquisition”) for approximately $8,575,000. Proceeds from the Convertible Note and cash on hand will be used to finance the land acquisition.

On January 22, 2025, HUSA entered into a securities purchase agreement with a certain purchaser to which HUSA agreed to issue and sell 2,600,000 shares of Common Stock, at a price of $1.70 per share (or 260,000 shares of Common Stock, at a price of $17 per share after the Reverse Stock Split) in a registered direct offering (“HUSA January Equity Offering”). The net proceeds of the HUSA January Equity Offering were $3,897,200, after deducting the placement agent’s fees and other estimated offering expenses. HUSA intends to use the net proceeds from the HUSA January Equity Offering for general corporate purposes, which may include among other things, capital expenditures and working capital.

On June 6, 2025, HUSA effected a Reverse Stock Split of the Common Stock at a ratio of 1-for-10. The split adjusted shares began trading on June 9, 2025.

On June 17, 2025, the Company entered into a securities purchase agreement, pursuant to which HUSA agreed to issue and sell 223,762 shares of Common Stock and/or prefunded warrants at a purchase price of $10.60 per share in a registered direct offering (the “June 17, 2025 Equity Offering”). The net proceeds of the June 17, 2025 Equity Offering were $2,072,127, after deducting placement agent fees and other estimated offering expenses.

On June 24, 2025, HUSA entered into a securities purchase agreement, pursuant to which the Company agreed to issue and sell 81,629 shares of Common Stock at a purchase price of $14.80 per share in a registered direct offering (the “June 24, 2025 Equity Offering”, together with June 17, 2025 Equity Offering, the “HUSA June Equity Offerings”). The net proceeds of the June 24, 2025 Equity Offering were $1,051,460, after deducting placement agent fees and other estimated offering expenses

The unaudited pro forma combined consolidated balance sheet as of March 31, 2025, gives pro forma effect to the HUSA June Equity Offerings, the Share Exchange, the Reverse Stock Split, the ELOC Purchase Agreement, the Convertible Note, and the Land Acquisition, as though such transactions had occurred as of March 31, 2025. The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2024 present our combined consolidated results of operations giving pro forma effect to the January Equity Offering, HUSA June Equity Offerings, Share Exchange, the ELOC Purchase Agreement and the Convertible Note as described above as if they had occurred as of January 1, 2024. The unaudited pro forma combined consolidated statements of operations for the three months ended March 31, 2025, present our combined consolidated results of operations giving pro forma effect to HUSA June Equity Offerings, Share Exchange, the ELOC Purchase Agreement and the Convertible Note as described above as if they had occurred as of January 1, 2024.

The unaudited pro forma combined consolidated financial information should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma combined consolidated financial statements;
●	the audited consolidated financial statements of HUSA as of and for the year ended December 31, 2024, which are included in HUSA’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2025;
●	the unaudited consolidated financial statements of HUSA as of and for the three months ended March 31, 2025, which are included in HUSA’s Form 10-Q, filed with the SEC on May 9, 2025;
●	the audited consolidated financial statements of AGIG as of and for the year ended December 31, 2024, which are included in HUSA’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2025; and
●	the unaudited consolidated financial statements of AGIG as of and for the three months ended March 31, 2025, are included in HUSA’s Current Report on Form 8-K/A, filed with the SEC on July 31, 2025.

The unaudited pro forma combined consolidated financial information and related notes are provided for illustrative purposes only and do not purport to represent what the Combined Company’s actual results of operations or financial position would have been had the Share Exchange been completed on the dates indicated, nor are they necessarily indicative of the Combined Company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein. The unaudited pro forma combined consolidated financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Share Exchange and integration costs that may be incurred. The pro forma adjustments represent the Combined Company’s best estimates and are based upon currently available information and certain assumptions that the Combined Company believes are reasonable under the circumstances. The Combined Company is not aware of any material transactions between HUSA and AGIG during the periods presented. Accordingly, adjustments to eliminate transactions between HUSA and AGIG have not been reflected in the unaudited pro forma combined consolidated financial information.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

As of March 31, 2025

	Abundia Global Impact Group (Historical)	Houston American Energy Corp (Historical)	HUSA Equity Offerings		Transaction Accounting Adjustments		Pro forma Combined	ELOC, Other Financing & Land Acquisition		Pro forma Combined with financing activity
ASSETS
Current Assets
Cash and cash equivalents	359,572	5,308,416	3,123,588	4	-		8,791,576	4,925,000	6(B)	13,716,576
								(8,575,000)	6(D)	(8,575,000)
Accounts receivable – oil and gas sales	-	36,095	-		-		36,095	-		36,095
Government grant receivable	691,207	-	-		-		691,207	-		691,207
Prepaid expenses and other current assets	167,219	506,535	-		-		673,754	-		673,754
Total Current Assets	1,217,998	5,851,046	3,123,588		-		10,192,632	(3,650,000)		6,542,632
Property and equipment										-
Land	-	-			-		-	8,575,000	6(D)	8,575,000
Oil and gas properties, full cost method	-	62,775,947	-		295,147	5(A)	63,071,094	-		63,071,094
					(61,674,906)	5(B)	(61,674,906)			(61,674,906)
Office equipment	3,602	90,004	-		(90,004)	5(B)	3,602	-		3,602
Total	3,602	62,865,951	-		(61,469,763)		1,399,790	8,575,000		9,974,790
Accumulated depletion, depreciation, amortization, and impairment	(3,586)	(61,764,910)			61,764,910	5(B)	(3,586)	-		(3,586)
Property and equipment, net	16	1,101,041	-		295,147		1,396,204	8,575,000		9,971,204
Other Assets										-
Capitalized patents, net	1,359,577	-	-		-		1,359,577	-		1,359,577
Goodwill	-	-	-		11,932,710	5(C)	11,932,710	-		11,932,710
Right of use asset	-	49,669	-		(49,669)	5(D)	-	-		-
Deposits on license agreements	2,115,000	-	-		-		2,115,000	-		2,115,000
Refundable acquisition deposit	-	160,000	-		-		160,000	-		160,000
Other assets	-	3,167	-		-		3,167	-		3,167
Total Other Assets	3,474,577	212,836	-		11,883,041		15,570,454	-		15,570,454
Total Assets	4,692,591	7,164,923	3,123,588		12,178,188		27,159,290	4,925,000		32,084,290
LIABILITIES AND SHAREHOLDER’S EQUITY										-
LIABILITIES										-
Basic and diluted weighted average number of common shares outstanding (1)										-
Accounts payable and accrued liabilities	590,854	44,581	-		1,237,634	5(E)	1,873,069	247,754	6(A)	2,120,823
Stock payable	-	-	-		-		-	1,604,160	6(A)	1,604,160
Loan - related party	685,000	-	-		-		685,000	-		685,000
Convertible promissory note	5,958,904	-	-		-		5,958,904	-		5,958,904
Convertible notes payable less unamortized discount	-	-	-		-		-	4,925,000	6(B)	4,925,000
Warrant liabilities	51,418	-	-		-		51,418	-		51,418
Other payables	8,044	-	-		-		8,044	-		8,044
Short-term lease liability	-	50,496	-		(50,496)	5(D)	-	-		-
Total Current Liabilities	7,294,220	95,077	-		1,187,138		8,576,435	6,776,914		15,353,349
Long-term Liabilities										-
Reserve for plugging and abandonment costs	-	62,470	-		(26,282)	5(F)	36,188	-		36,188
Total Long-term Liabilities	-	62,470	-		(26,282)		36,188	-		36,188
Total Liabilities	7,294,220	157,547	-		1,160,856		8,612,623	6,776,914		15,389,537
EQUITY										-
Shareholders’ Equity (Deficit)										-
Member’s deficit	(2,577,225)	-	-		2,577,225	5(I)	-	-		-
Common stock, par value $0.001	-	15,687	340	4	1,569	5(G)	17,595	156	6(A)	17,751
					(16,027)	5(H)	(16,027)			(16,027)
					30,666	5(I)	30,666			30,666
					1,112	5(E)	1,112			1,112
					120	5(N)	120			120
Additional paid-in capital	-	93,239,281	3,123,248	4	21,257,844	5(G)	117,620,373	1,737,684	6(A)	119,358,057
					(96,362,529)	5(H)	(96,362,529)			(96,362,529)
					15,087,189	5(I)	15,087,189			15,087,189
					184,220	5(G)	184,220			184,220
					12,389,141	5(E)	12,389,141			12,389,141
					1,336,680	5(N)	1,336,680			1,336,680
Accumulated deficit	-	(86,247,592)	-		(13,627,888)	5(E)	(99,875,480)	(3,342,000)	6(A)	(103,217,480)
					87,189,889	5(H)	87,189,889	(247,754)	6(A)	86,942,136
					(17,695,080)	5(I)	(17,695,080)			(17,695,080)
					(1,336,800)	5(N)	(1,336,800)			(1,336,800)
Noncontrolling interest	(24,404)	-	-		-		(24,404)	-		(24,404)
Total Shareholders’ Equity (Deficit)	(2,601,629)	7,007,376	3,123,588		11,017,332		18,546,667	(1,851,914)		16,694,753
Total Equity	(2,601,629)	7,007,376	3,123,588		11,017,332		18,546,667	(1,851,914)		16,694,753
Total Liabilities and Equity	4,692,591	7,164,923	3,123,588		12,178,188		27,159,290	4,925,000		32,084,290

3Refer to Note 3 for reconciliation of HUSA’s historical as reported presentation.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2024

	Abundia Global Impact Group (Historical)	Houston American Energy Corp (Historical)[3]	Transaction Accounting Adjustments		Pro Forma Combined	ELOC Adjustments and Other Financing		Pro forma Combined with Other Financing
Revenues
Oil and gas revenue	-	560,180	-		560,180			560,180
Total operating revenue	-	560,180	-		560,180			560,180
Operating expenses
Professional fees	543,364	327,413	13,627,888	5(E)	14,498,665	3,589,754	6(A)	18,088,418
Research and development	1,651,170	-	-		1,651,170			1,651,170
Lease operating expense and severance tax	-	747,559	-		747,559			747,559
General and administrative expense	1,896,786	1,897,146	1,336,800	5(N)	5,130,732			5,130,732
Depreciation, depletion and amortization	15,507	160,001	(9,911)	5(J)	165,597			165,597
Provision for loss on convertible note receivable	2,942,029	-	-		2,942,029			2,942,029
Impairment expense - oil and gas properties	-	275,760	(152,930)	5(K)	122,830			122,830
Impairment expense - equity investment - Hupecol Meta LLC	-	6,392,874	-		6,392,874			6,392,874
Impairment of license deposit	1,000,000	-	-		1,000,000			1,000,000
Foreign exchange loss (gain)	44,388	-	-		44,388			44,388
Total operating expenses	8,093,244	9,800,753	14,801,847		32,695,844	3,589,754		36,285,597
Loss from operations	(8,093,244)	(9,240,573)	(14,801,847)		(32,135,664)	(3,589,754)		(35,725,417)
Other income and (expense), net
Grant income	2,545,783	-	-		2,545,783			2,545,783
Interest income	242,459	101,742	-		344,201			344,201
Other income	-	922,719	-		922,719			922,719
Change in fair value of warrant liability	2,084,150	-	-		2,084,150			2,084,150
Interest expense	(401,096)	-	-		(401,096)	(890,217)	6(C)	(1,291,313)
Total other income and (expense), net	4,471,296	1,024,461	-		5,495,757	(890,217)		4,605,540
Net loss	(3,621,948)	(8,216,112)	(14,801,847)		(26,639,907)	(4,479,971)		(31,119,878))
Basic and diluted (loss) income per common share		(7.28)	-		(0.79)			(0.79)
Basic and diluted weighted average number of common shares outstanding		1,128,802	32,497,764	5(L)	33,626,566	156,000	6(A)	33,782,566

3Refer to Note 3 for reconciliation of HUSA’s historical as reported presentation.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2025

	Abundia Global Impact Group (Historical)	Houston American Energy Corp (Historical)[3]	Transaction Accounting Adjustments		Pro Forma Combined
Revenues
Oil and gas revenue	-	102,345	-		102,345
Total operating revenue	-	102,345	-		102,345
Operating expenses
Professional fees	608,850	708,372	-		1,317,222
Research and development	607,368	-	-		607,368
Lease operating expense and severance tax	-	76,025	-		76,025
General and administrative expense	383,749	358,046	-		741,795
Depreciation, depletion and amortization	4,218	21,885	134	5(J)	26,237
Foreign exchange loss (gain)	(6,449)	-	-		(6,449)
Total operating expenses	1,597,736	1,164,328	134		2,762,198
Loss from operations	(1,597,736)	(1,061,983)	(134)		(2,659,853)
Other income and (expense), net
Grant income	691,207	29,500	-		720,707
Change in fair value of warrant liability	(5,453)	-	-		(5,453)
Interest expense	(98,630)	-	-		(98,630)
Total other income and (expense), net	587,124	29,500	-		616,624
Net loss	(1,010,612)	(1,032,483)	(134)		(2,043,229)
Basic and diluted (loss) income per common share		(0.07)	-		(0.07)
Basic and diluted weighted average number of common shares outstanding[1]		1,505,098	32,393,764	5(M)	33,898,862

3 Refer to Note 3 for reconciliation of HUSA’s historical as reported presentation.

1 Historical HUSA shares have been retroactively adjusted to reflect the Reverse Stock Split.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying unaudited pro forma combined consolidated financial information is prepared in accordance with Article 11 of Regulation S-X and is intended to reflect the impacts of the HUSA January Equity Offering, the HUSA June Equity Offerings, the Reverse Stock Split, the Share Exchange, the ELOC Purchase Agreement and the Convertible Note. The presentation of the unaudited pro forma balance sheet and statements of operations are based on the historical financial statements of the Combined Company.

The unaudited pro forma combined consolidated financial information was prepared using the acquisition method of accounting in accordance with ASC 805. The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions from those to prepare the pro forma adjustments resulting in a range of alternative estimates using the same facts and circumstances.

The Share Exchange did not have an impact on HUSA’s oil and gas reserve information and as a result, supplemental oil and gas disclosures were not included in the pro forma financial information.

The Combined Company will file a consolidated tax return that will include AGIG. As such, there were no pro forma adjustments related to taxes as HUSA has a pre-existing full valuation allowance against its deferred tax assets and the tax effect of pro forma adjustments are fully offset by an increase in the valuation allowance. In addition, it is expected that AGIG will have net deferred tax assets offset by a full valuation allowance at acquisition and thus have no effect on HUSA. The actual deferred tax assets and liabilities may differ materially based on changes resulting from finalizing the allocation of purchase price and valuing the assets acquired and liabilities assumed in the Share Exchange.

Note 2. Significant Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma combined consolidated financial information are those set out in AGIG’s audited consolidated financial statements as of and for the year ended December 31, 2024. Based on that initial review, AGIG does not believe there are any material differences between the accounting policies of the two companies, other than certain reclassifications necessary to conform financial statement presentation. These reclassifications are described in Note 3 below. Upon completion of the Share Exchange, management will perform a comprehensive review of its accounting policies in which additional differences that may be identified, when conformed, could have a material impact on the unaudited pro forma combined consolidated financial information.

Note 3. Reclassification Adjustments

Certain reclassifications are reflected in the pro forma adjustments to conform HUSA’s financial statement presentation to that of the accounting acquirer, AGIG, in the unaudited pro forma combined consolidated balance sheet and statements of operations. These reclassifications have no effect on previously reported shareholders’ equity, or income from continuing operations of HUSA or AGIG. The pro forma financial information may not reflect all reclassifications necessary to conform HUSA’ presentation to that of AGIG due to limitations on the availability of information as of the date of this Form 8-K/A. Accounting policy differences and additional reclassification adjustments may be identified as more information becomes available.

The following reclassification adjustments were made to conform HUSA’s presentation to AGIG’ presentation:

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

As of March 31, 2025

	HUSA (Historical)	Reclassification adjustments to AGIG presentation	HUSA Historical Adjusted
Accounts payable	25,272	(25,272)	-
Accrued expenses	19,309	(19,309)	-
Accounts payable and accrued liabilities	-	44,581	44,581

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

For the year ended December 31, 2024

	HUSA (Historical)	Reclassification adjustments to AGIG presentation	HUSA Historical Adjusted
Professional fees	-	327, 413	327,143
General and administrative expense	2,224,559	(327,413)	1,897,146

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

For the three months ended March 31, 2025

	HUSA (Historical)	Reclassification adjustments to AGIG presentation	HUSA Historical Adjusted
Professional fees	-	708,372	708,372
General and administrative expense	1,066,418	(708,372)	358,046

Note 4. HUSA June Equity Offerings

Represents the effects of the HUSA June Equity Offerings, as described above, to reflect the net proceeds, common stock issued at par and additional paid-in capital. The HUSA June Equity Offerings result in $3,123,588 of net proceeds, $306 of common stock at par and $3,123,282 of additional paid-in capital.

Note 5. Transaction Accounting Adjustments

The estimated preliminary purchase price for the Share Exchange is calculated as follows:

Preliminary estimated purchase price	Amounts
Estimated fair value of outstanding common stock of HUSA (i)	$21,259,412
Estimated fair value of vested HUSA stock option awards (ii)	184,220
Estimated preliminary purchase price	$21,443,632

i.	Represents the estimated fair value of the common stock of the Combined Company to be retained by Common Stockholders. The estimated preliminary purchase price was determined using the close price of Common Stock ($11.14 per share) as of July 1, 2025, date of the close of the Share Exchange and is calculated based on the total number of shares of Common Stock expected to be outstanding as of the Share Exchange of 1,908,385 shares.

ii.	Represents the estimated fair value of vested HUSA stock options which were valued using a lattice-based model.

The preliminary estimated purchase price allocation for the Share Exchange is as follows:

Preliminary estimated purchase price allocation	Amounts
Cash	$8,432,004
Accounts receivable – oil and gas sales	36,095
Prepaid expenses and other current assets	506,535
Oil and gas properties, full cost method	1,396,188
Other assets	163,167
Total assets	$10,533,989
Accounts payable and accrued liabilities	(986,878)
Reserve for plugging and abandonment costs	(36,188)
Total liabilities	$(1,023,066)
Estimated net assets	$9,510,922
Estimated purchase consideration	$21,443,632
Estimated goodwill	$11,932,710

The preliminary estimated purchase price is subject to change due to several factors, including but not limited to, changes in the estimated fair value of HUSA assets acquired and liabilities assumed as of the date of the closing of the Share Exchange, resulting from the finalization of the detailed valuation analysis, including changes in future oil and gas commodity prices, reserve estimates, interest rates and other factors.

The allocation of the estimated fair value of consideration transferred (based on the preliminary estimated purchase price described above) to the estimated fair value of HUSA assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:

5(A). Represents an adjustment to the historical Oil and gas properties, full cost method to reflect at fair value.

5(B). Represents the elimination of historical accumulated depletion, depreciation, amortization and impairment, including Office equipment that was fully depreciated as of March 31, 2025, for which the fair value was not considered material.

5(C). Represents the recognition of estimated goodwill resulting from the Share Exchange and represents the excess of preliminary estimated purchase consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.

5(D). Represents the elimination of the Short-term lease liability and Right-of-use asset which reflects the AGIG’s policy to not recognize assets or liabilities for leases that, at the acquisition date, have a remaining lease term of 12 months or less.

5(E). Represents the accrual for additional transaction related fees and expenses of $942,297 and $12,685,590 estimated to be incurred subsequent to March 31, 2025 by HUSA and AGIG, respectively in connection with the Share Exchange. Transaction costs incurred by AGIG include 1,112,231 shares of Common Stock that were issued to the investment banker at close of the Share Exchange as a success fee. The estimated value of the success fee is $12,390,253 which was calculated using the close price of Common Stock ($11.14 per share) as of July 1, 2025. This adjustment includes $1,112 in common stock at $0.001 par value and $12,389,141 to additional-paid-in-capital. The remaining transaction costs of $0 and $37,729 are included in the historical Statements of Operations of HUSA and AGIG, respectively, for the twelve months ended December 31, 2024 and $797,057 and $357,884 are included in the historical Statements of Operations of HUSA and AGIG, respectively, for the three months ended March 31, 2025. Transaction costs will not affect the Combined Company’s Statements of Operations beyond twelve months after the acquisition date.

5(F). Represents an adjustment to the historical Reserve for plugging and abandonment cost to reflect at estimated fair value.

5(G). Represents the preliminary estimated purchase price of $21,443,632, including $1,569 in Common Stock and $21,257,844 to additional paid-in capital for the Common Stock retained by Common Stockholders, and $184,220 to additional paid-in capital related to the estimated fair value of the vested HUSA stock option awards.

5(H). Represents the elimination of HUSA’s historical Common Stock, additional paid-in capital and accumulated deficit balances, which includes the elimination of estimated HUSA transaction costs.

5(I). Represents the adjustments to the historical AGIG total members’ deficit:

i.	Adjustment to reclassify the historical member’s deficit of AGIG of $2,577,225 to Common Stock, accumulated deficit and additional paid-in capital;

ii.	Represents an adjustment to increase Common Stock to reflect the 30,665,801 shares (27,599,221 shares issued to Abundia Financial and 3,066,580 shares issued to BFH) issued to AGIG Unitholders, excluding the 1,112,231 shares issued to Univest, as a result of the Share Exchange; and

iii.	Represents a reclassification of historical AGIG accumulated deficit and reclassification of historical book value AGIG members’ deficit to additional paid-in capital.

Amounts
No. of shares to be issued by HUSA to AGIG Unitholders at par value of $0.001	30,665,801
Par value per common share	$0.001
Pro forma adjustment for shares issued by HUSA to AGIG Unitholders	$30,666
Pro forma reclassification of historical AGIG accumulated deficit	$(17,695,080)
Pro forma reclassification of historical carry value of AGIG members’ deficit to additional paid-in capital	$15,087,189

5(J). Represents an adjustment to the historical depletion, depreciation and amortization (DD&A) to the estimated DD&A for Oil and Gas properties recalculated using the fair values of O&G properties under the Full Cost method of accounting to compute the estimated pro forma DD&A provisions.

5(K). Represents an adjustment to the impairment of Oil and gas properties to reflect the remeasurement of the capitalized costs of Oil and gas properties that exceeds the calculated ceiling amount under the full cost method of accounting for Oil and gas properties.

5(L). Represents an adjustment to the basic and diluted weighted average shares of Common Stock outstanding for the year ended December 31, 2024 of 1,128,802 (adjusted for the Reverse Stock Split) to reflect the HUSA June Equity Offerings of 305,391 shares of Common Stock, 34,341 shares of Common Stock issued as compensation for certain services provided and stock options that were exercised, the issuance to AGIG Unitholders and investment bank as a result of the Share Exchange of 31,778,032 shares of Common Stock, and 120,000 shares of Common Stock to be granted under the future equity incentive plan.

5(M). Represents an adjustment to the basic and diluted weighted average shares of Common Stock outstanding for the three months ended March 31, 2025 of 1,505,098 (adjusted for the Reverse Stock Split) to reflect the HUSA June Equity Offerings of 305,391 shares of Common Stock, 34,341 shares of Common Stock issued as compensation for certain services provided and stock options that were exercised, the issuance to AGIG Unitholders and investment bank as a result of the Share Exchange of 31,778,032 shares of Common Stock, and 120,000 shares of Common Stock to be granted under the future equity incentive plan.

5(N). Represents an adjustment to the basic and diluted weighted average shares of Common Stock of 120,000 shares at $0.001 par value to be issued as part of the future equity incentive plan in connection with the closing of the Share Exchange Agreement, contingent on stockholders’ approval. The shares of Common Stock have an estimated value of $1,336,800 (using the close price of Common Stock of $11.14 per share as of July 1, 2025) and are included in the Combined Consolidated Balance Sheet as of March 31, 2025 as an adjustment to Accumulated deficit, Additional paid-in-capital (net of the par value of Common Stock) and Common Stock. As the shares issued under the future equity incentive plan are considered compensation expense, the $1,336,800 is reflected in the Combined Consolidated Statements of Operations for the twelve months ended December 31, 2024 as an adjustment to General and administrative expense.

Note 6. Equity Line of Credit and Convertible Note

Represents the effects of the ELOC Purchase Agreement and Convertible Note issuances and the Land Acquisition, as described above. As a result of the terms of those arrangements, HUSA recognized the following adjustments:

6(A). The following summarizes transaction cost adjustments in connection with the execution of the ELOC Purchase Agreement:

i.	$247,754 estimated transaction costs including, legal, consulting and diligence fees.
ii.	As consideration for Tumim’s commitment to purchase shares in connection with the ELOC Purchase Agreement terms, the Company will issue a total of 300,000 shares of Common Stock in the aggregate as a commitment fee, consisting of 156,000 shares of restricted Common Stock that were issued at the closing of the ELOC Purchase Agreement and an additional 144,000 shares of Common Stock that will be issued upon the earlier of (i) a prepayment advance against a commitment or (ii) the effectiveness of the Registration Statement (discussed above) as declared by the SEC. The 156,000 and 144,000 shares of Common Stock have an estimated value of $1,737,684 and $1,604,160 (using the close price of Common Stock of $11.14 per share as of July 1, 2025), respectively. The estimated value of the 156,000 shares are included in the Combined Consolidated Balance Sheet as of March 31, 2025 as an adjustment to Additional paid-in-capital, while the estimated value of the 144,000 shares that will be issued after closing of the ELOC Purchase Agreement represent an adjustment to stock payable for the future obligation. The combined estimated value of the 300,000 shares of $3,342,000 are shown as an adjustment to Accumulated Deficit.
iii.	Total transaction costs of $247,754 and $3,342,000 are reflected in the Combined Consolidated Statements of Operations and Comprehensive Loss for the twelve months ended December 31, 2024 as an adjustment to Professional fees.

6(B). Represents the Convertible Note with a 12-month term to be issued to HUSA on July 10, 2025 at a face value of $5,434,783, net of deferred financing costs of $509,783.

6(C). Represents interest expense ($380,435) and amortization of deferred financing costs ($509,783) on the Convertible Note. The $890,217 adjustment to the Combined Consolidated Statements of Operations for the twelve months ended December 31, 2024 assumes the Convertible Note is paid down at maturity.

6(D).  Represents the Land Acquisition ($8,575,000), financed by the net proceeds from the Convertible Note ($5,000,000) and cash on hand ($3,575,000).